Exhibit 23.3

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Sinoenergy Corporation of our report dated December 23, 2008 relating to our audit of the consolidated financial statements, appearing in the Prospectus which is part of such Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California

December 31, 2008